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                                                                     EXHIBIT 5.1




                        GOODMAN WEISS MILLER FREEDMAN
                        100 Erieview Plaza, 27th Floor
                         Cleveland, Ohio  44114-1824
                          Telephone:  (216) 696-3366
                         Telecopier:  (216) 363-5835


                              September 26, 1995




Board of Directors
Telxon Corporation
3330 West Market Street
Akron, Ohio  44333

Re: Registration Statement on Form S-8 of Common Stock Issuable Pursuant to 1995 Employee Stock Purchase Plan

Gentlemen:

         We are rendering this opinion in connection with the registration by Telxon Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, of the 500,000 shares (the "Shares") of common stock of the Company, par value $.01 per share, issuable pursuant to the Company's 1995 Employee Stock Purchase Plan, as amended (the "Plan").

         We have assisted the Company in its preparation the Registration Statement in our capacity as its general counsel. In connection therewith, we have examined and/or relied upon:


                 (a)      The Plan;

                 (b) The written explanatory information, of the type and scope required by Part I of Form S-8 to be provided to employees offered securities pursuant to an employee benefit plan such as the Plan, which information we understand the Company intends to provide, in substantially similar form and content, to each employee eligible to participate in the Plan;

                 (c)      The Registration Statement; and

                 (d) The Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended to date, of the Company (together, the "Charter Documents") and the other exhibits to the Registration Statement.

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Board of Directors
Telxon Corporation
September 26, 1995
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In addition, we have reviewed such other documents and have made such inquiries of officers and directors of the Company and other persons as we have deemed necessary to enable us to express the opinion hereinbelow set forth.

         Based on and subject to the foregoing, we are of the opinion that the
(i) subject to (1) the effectiveness of the Registration Statement, (2) compliance with the document delivery and updating requirements of Part I of Form S-8 and of Rule 428(b) promulgated under the Act and with applicable state securities laws and (3) payment of such purchase price as is required to be paid with respect to the Shares issuable pursuant to the Plan and (ii) provided that the Charter Documents and all applicable laws, rules and regulations then in effect are the same as such Charter Documents, laws, rules and regulations as are in effect as of the date hereof, any Shares hereafter awarded under and in accordance with the Plan will be, legally issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware under which the Company is incorporated.

         We hereby consent to the filing of a copy of this opinion as an Exhibit to the Registration Statement.

In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                             Very truly yours,



                             /s/ Goodman Weiss Miller Freedman

                             GOODMAN WEISS MILLER FREEDMAN